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                                                                     EXHIBIT 5.2




                       [LETTERHEAD OF THOMPSON & MCMULLAN, P.C.]




                                        January ___, 1998




Brill Media Company, LLC
420 NW Fifth Street, Suite 3-B
Evansville, Indiana  47708

Re:  $105,000,000 in Securities
     --------------------------


Gentlemen:

      We have acted as counsel to the Company and to the Guarantors, each as identified in that certain Purchase Agreement with exhibits thereto (the "Purchase Agreement") dated December 22, 1997 and entered into by and among NatWest Capital Markets Limited as the "Initial Purchaser"; and Brill Media Company, LLC (the "Company"); Brill Media Management, Inc. (Media"); and the "Guarantors" as therein identified, in connection with the sale and issuance of the "Securities" as therein defined. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

      In connection with this opinion, we have examined and relied on such documents as we have deemed appropriate and upon factual statements and representations from one or more of the Company and the Guarantors or their officers, and have made such other examinations and investigations as we have deemed appropriate and necessary.

      We have assumed the truthfulness of all representations and warranties, the good faith of all parties, the genuineness of all signatures on (other than the signatures of Brill, the Company, or the Guarantors) and the authenticity of all documents submitted to us as originals, the conformity to the original of documents submitted to us as copies, and the due execution, delivery, and performance by the parties to all instruments delivered on the Closing Date at consummation of the transactions contemplated by the Purchase Agreement.

      We are authorized to practice law in the Commonwealth of Virginia and have made such examination of the laws of the Commonwealth of Virginia and of the federal laws of the United States of America as we deem relevant and necessary for the purposes of this opinion. We do not (and do not purport to)

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Brill Media Company, LLC
January ___, 1998
Page 2



render any opinion with regard to matters that are controlled by the laws of any jurisdiction other than the Commonwealth of Virginia. Each opinion expressed herein is limited to the effect of the laws of the Commonwealth of Virginia (excluding those dealing with or controlled by the principles of choice of laws or conflicts of laws) or the federal laws of the United States, if any, in each case only as and to the extent they are determined to be applicable and controlling, and, in any event, only as such laws are presently in effect in the Commonwealth of Virginia as of the date hereof. We call to your attention that the validity and interpretation of the Exchange Notes, the Appreciation Exchange Notes, the
Guarantees and many related documents are governed by and construed in accordance with the laws of the State of New York.

      Based upon and subject to the foregoing, as of the date hereof we are of the following opinions:

      (i) Each of the Company and each Guarantor has all requisite corporate, company, or partnership power and authority to execute, deliver, and perform its respective obligations under the Exchange Notes and the Appreciation Exchange Notes. The Exchange Notes and Appreciation Exchange Notes have been duly and validly authorized by the Company and each Guarantor.

      (ii) Each of the Guarantors has all requisite corporate company or partnership power and authority to execute, deliver, and perform its obligations under its respective Guarantee. Each Guarantee issued by a Guarantor has been duly and validly authorized, executed, and delivered by the applicable Guarantor.

      Our opinion speaks as of the date hereof and is based on applicable law as presently in effect in the Commonwealth of Virginia and the United States and facts existing or assumed to exist on the date hereof.

      The opinion expressed herein is limited to those matters expressly and explicitly set forth herein, and no other opinions are implied by or may be inferred from the contents of this letter. Carter, Ledyard & Milburn may rely on this letter as if it had been addressed to them. We hereby consent to being named in the Registration Statement of the Company and the Guarantors relating to the Exchange Notes, the Appreciation Exchange Notes and the Guarantees (the "Registration Statement") and in the Prospectus which constitutes a part thereof as counsel for the Company and the Guarantors who have passed upon legal matters in connection with the securities to which the Registration Statement and the Prospectus relate. We further consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,